Exhibit 23.1

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Chicago Capital Group, Inc., of our report dated August 21, 2015 on our audit of the financial statements of Chicago Capital Group, Inc. as of July 31, 2015, and the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

October 12, 2015